UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

April 27, 2026

Fabric.AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and zip code)

512-994-4917

(Registrant’s telephone number, including area code)

StableX Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SBLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Joint Development and License Agreement

On April 27, 2026, Fabric.AI, Inc. (the “Company”), entered into a Joint Development and License Agreement (the “JDA”) with Kopin Corporation, a Delaware corporation (“Kopin”), pursuant to which the Company and Kopin agreed to collaborate on the development and commercialization of Kopin’s interface for GPU-to-GPU connectivity and will work together to develop a prototype and demonstration version of the Project Technology (as defined below) in accordance with one or more statements of work or purchase orders (each, a “Development Plan”) agreed in writing between the parties from time to time, which shall set out the scope, deliverables, timelines and other relevant terms of the applicable development activities. Any data communications chip technology that is to be developed by either party in performance of any Development Plan is herein referred to as the “Project Technology.”

Pursuant to the JDA, the Company has agreed to pay Kopin up to $15,000,000 for the development of the Project Technology through achievement of at least one successful prototype demonstrations (a “Successful Demo”) in accordance with the Development Plan(s) and the funding schedule agreed by the parties (the “Development Funds”). The Company has agreed to issue an initial purchase order of $5,000,000 within 10 business days after the date on which the JDA was entered into, and payable within ten business days of Kopin’s receipt of such purchase order. Further, the Company agreed that it will ensure that at least $5,000,000 of funds are available in a segregated account to cover Development Plan needs. Following this initial purchase order, the Company will pay Kopin the remaining Development Funds in installments in accordance with a time-based funding schedule agreed by the parties as part of the applicable Development Plan. Following achievement of a Successful Demo, the parties agreed to negotiate in good faith for a period of one year to agree upon a funding, development, manufacturing and commercialization plan for production deployment of the Project Technology, as agreed in writing by the parties (the “Production Plan”), which is expected to include an additional payment by the Company of approximately $15,000,000 to $25,000,000.

Pursuant to the JDA, Kopin must (i) provide the Company with periodic written reports not less than once per month concerning all material activities undertaken in respect of the applicable Development Plan, (ii) keep the Company informed on a timely basis concerning all material progress in the applicable Development Plan, and (iii) at the Company’s reasonable written request, from time to time, provide the Company with information relating to the progress of the applicable Development Plan.

In further consideration of Kopin’s contributions to the development of the Project Technology, the Company has agreed to issue to Kopin shares of the Company’s Series J Convertible Preferred Stock, par value $0.0001 per share (“Series J Preferred Stock”), constituting 19.9% of the pro forma fully-diluted outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), excluding shares of common stock underlying unexercised options, warrants, and other common stock equivalents, subject to certain anti-dilution adjustments upon the sale or issuance of Common Stock or common stock equivalents, or the conversion or exercise of outstanding common stock equivalents as further described below. Pursuant to the JDA, the Company agreed to take all actions necessary to give full force and effect to the adjustment provisions set forth in the Certificate of Designations Series J Convertible Preferred Stock (the “Series J Certificate of Designations”), including through the issuance of additional shares of Series J Preferred Stock to Kopin in such amounts as may be required to ensure that the number of shares of Series J Preferred Stock issued to Kopin are convertible into the Maximum Issuance (as defined below) upon each Dilutive Issuance or Dilutive Conversion (as each term is defined below), as applicable, in accordance with the terms of the Series J Certificate of Designations.

Pursuant to the JDA, the Company and Kopin have agreed to jointly and equally own all right, title, and interest in the Project Technology developed under the JDA, while Kopin retains sole ownership of pre-existing technology in its possession on the date of the JDA, and any improvements and modifications to such technology, excluding Project Technology (the “Background Technology”). Kopin has granted the Company a non-exclusive, royalty-free, worldwide license under Kopin’s Background Technology for developing and commercializing the Project Technology within the scope of the Company’s rights under the JDA. The Company has the exclusive worldwide rights to commercialize the Project Technology in all commercial markets, subject to Kopin’s exclusive worldwide rights to commercialize the Project Technology for or with respect to: (a) government agencies, departments, instrumentalities or other public sector bodies, including defense, intelligence, national security and public research bodies; (b) military, defense or government intelligence end users; and (c) defense contractors, subcontractors, integrators and other entities primarily engaged in supplying products or services to government, military, defense or government intelligence markets, in each case on a worldwide basis. All products incorporating the Project Technology are required to be manufactured exclusively by or on behalf of Kopin.

The JDA provides for the establishment of a joint steering committee (the “JSC”) to oversee and coordinate the performance of the JDA, consisting of two representatives from each of the Company and Kopin. Michael Murray, Kopin’s Chief Executive Officer, will serve as one of Kopin’s representatives and as chairperson of the JSC. Members of the JSC may be compensated by the Company and/or Kopin in a manner to be determined by the parties.

Either the Company or Kopin may terminate the JDA upon sixty days’ written notice for material breach (subject to a cure period) or immediately upon a bankruptcy event of the other party. In the event of termination arising from the Company’s breach, failure to fund, or a bankruptcy event, Kopin has the right to continue to develop, use, and commercialize the Project Technology without restriction, and the Company has agreed to assign to Kopin all of its right, title, and interest in the Project Technology.

Pursuant to the JDA, the Company has agreed that, during the term of the JDA and for three years thereafter, neither the Company nor its affiliates will (a) acquire beneficial ownership of more than 9.9% of the outstanding voting securities of Kopin; (b) make or participate in any tender offer, exchange offer, merger or other business combination involving Kopin; (c) solicit proxies or consents with respect to securities of Kopin; or (d) otherwise seek to obtain control of Kopin other than through a transaction approved by Kopin’s board of directors.

The JDA contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the JDA were made solely for the benefit of the parties to the JDA and may be subject to limitations agreed upon by the parties.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the full text of the JDA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supply Agreement

Concurrently with the JDA, on April 27, 2026, the Company and Kopin also entered into that certain Commercial Supply Agreement (the “Supply Agreement”). Under the Supply Agreement, Kopin has appointed the Company as the exclusive seller of any products incorporating the Project Technology and developed under the JDA (the “Products”) to end users located worldwide, excluding countries subject to comprehensive U.S. trade or economic sanctions (the “Territory”). Kopin has retained exclusive supply and distribution rights with respect to the sale of Products to the automotive, military, and defense markets, and has the right to prioritize supply to such markets.

The Company is required to purchase its entire requirements for Products from Kopin, except following the occurrence of any of the following: (a) Kopin’s failure to deliver at least 90% of the quantity of Products ordered by the Company in an accepted purchase order within the applicable lead times agreed by the parties (plus a grace period of 30 days), in each case other than where such failure is due to (x) supply constraints, component shortages or manufacturing limitations, or (y) compliance with Kopin’s other contractual, legal or regulatory obligations; (b) Kopin’s written notice to the Company that Kopin will be unable to fulfill a material portion of any purchase order; (c) Kopin’s failure, over two (2) consecutive quarters, to use commercially reasonable efforts to maintain manufacturing capacity sufficient to support the Company’s forecasted requirements, as agreed between the parties; or (d) Kopin’s discontinuation of manufacturing operations for the Products for a period of sixty (60) or more consecutive days (other than for scheduled maintenance disclosed to the Company in advance), except, with regard to each of the foregoing, to the extent directly caused by (i) acts beyond Kopin’s reasonable control; (ii) the Company’s failure to perform any of its obligations under the Supply Agreement; (iii) Kopin’s compliance with any contractual, legal or regulatory obligation to prioritize supply to governmental, military or defense customers; (iv) any increase in purchase orders or forecasted requirements by the Company that is not consistent with the most recent forecast provided to Kopin or that exceeds agreed ramp-up parameters between the parties; or (v) any purchase order or requested delivery date that does not comply with the applicable lead times agreed by the parties (each, an “Inability to Supply Event”). In the event of an Inability to Supply Event, the Company may, solely to the extent necessary and subject to written agreement with Kopin, manufacture Products in the Territory. Any such right terminates immediately upon Kopin’s ability to resume supply.

The Company and Kopin have agreed to cooperate in good faith to develop a mutually acceptable manufacturing ramp-up plan (the “Ramp-Up Plan”) which will include: (a) identification and procurement of tooling, equipment, and other capital assets required for factory production of the Products; (b) qualification and sourcing of components and raw materials necessary for manufacture of the Products; (c) establishment of a timeline for the commencement and scaling of commercial manufacturing operations; (d) a detailed budget setting forth the estimated costs associated with each element of the Ramp-Up Plan. The parties intend to finalize the Ramp-Up Plan within one year following successful completion of the product development phase under the JDA.

The Supply Agreement has an initial term of four years commencing on the effective date, with automatic one-year renewal periods unless either party provides written notice of non-renewal at least 90 days prior to the end of the then-current term. Upon expiration or termination, all indebtedness of the Company to Kopin will become immediately due and payable, and the Company will be required to cease representing itself as Kopin’s authorized representative and return or destroy all confidential information.

The Supply Agreement also contains customary representations and warranties, indemnification provisions, product warranty provisions, confidentiality obligations, insurance requirements, non-compete restrictions, and other miscellaneous terms.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Series J Convertible Preferred Stock

The terms of the Series J Preferred Stock are as set forth in the Series J Certificate of Designations, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which was filed with the Secretary of State for the State of Delaware on April 27, 2026.

The Series J Preferred Stock will be convertible into shares of Common Stock (the “Series J Conversion Shares”) at the election of the holder at any time at an initial conversion price of $2.51 (the “Series J Conversion Price”), which such Series J Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

The shares of Series J Preferred Stock will rank (i) pari passu to shares of the Company’s Series H-7 Convertible Preferred Stock, par value $0.0001 per share (“Series H-7 Preferred Stock”), and any other class or series of capital stock expressly designated as pari passu with the Series J Preferred Stock (“Parity Stock”) and (ii) senior to the Company’s Series A Junior Participating Preferred Stock, par value $0.0001 per share, the Series H Preferred Stock, par value $0.0001 per share, the Series H Convertible Preferred Stock, par value $0.0001 per share, the Series H-3 Convertible Preferred Stock, par value $0.0001 per share, the Series H-6 Convertible Preferred Stock, par value $0.0001 per share, the Series I Convertible Preferred Stock, par value $0.0001 per share (“Series I Preferred Stock”), and any other class or series of capital stock of the Company that is not expressly designated as Parity Stock or senior in rank to the Series J Preferred Stock (“Senior Preferred Stock”) (such non-designated stock, “Junior Stock”), with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The number of Series J Conversion Shares initially may not exceed 291,049 (the “Maximum Issuance”); provided, however, that (1) the sale and issuance, in one or more offerings, of any Common Stock or any securities entitling any person to acquire shares of Common Stock (such issuance, a “Dilutive Issuance”) or (2) the issuance of Common Stock (a “Dilutive Conversion”) in connection with any conversions or exercises of any common stock equivalents that are (x) outstanding as of April 27, 2026 or (y) approved for grant by the Board on April 27, 2026, and not yet issued or outstanding as of such date (the “Existing Common Stock Equivalents”), the Maximum Issuance (b) shall be increased to equal the sum of (i) the Maximum Issuance immediately prior to the date of such Dilutive Issuance or Dilutive Conversion, plus (ii) 0.1999 shares of Common Stock for each share of Common Stock issued in connection with such Dilutive Issuance or Dilutive Conversion, as the case may be. Notwithstanding anything to the contrary contained in the Series J Certificate of Designations, once an adjustment to the Maximum Issuance has been made in respect of (A) Dilutive Issuances, and (B) any exercises for cash of Existing Common Stock Equivalents, in an aggregate amount equal to $50 million, no further adjustments shall be made for any subsequent Dilutive Conversions or Dilutive Issuances. For the avoidance of doubt, no adjustment to the Maximum Issuance may be made with respect to a Dilutive Issuance or Dilutive Conversion to the extent that the shares of Common Stock issued in connection therewith previously resulted in an adjustment to the Maximum Issuance.

Without the prior express consent of the Required Holders (as defined in the Series J Certificate of Designations), voting together as a single class, the Company may not (a) amend or repeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation (as amended, the “Charter”) or its Amended and Restated Bylaws, as amended, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series J Preferred Stock; (b) increase or decrease (other than by conversion) the authorized number of Series J Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any shares of Series J Preferred Stock other than as contemplated by the Series J Certificate of Designations; or (g) circumvent a right of the Series J Preferred Stock under the Series J Certificate of Designations.

The holders of the Series J Preferred Stock are entitled to dividends of 6% per annum accruing daily, which are payable semi-annually on each June 30 and December 31 (each, a “Dividend Payment Date”) during the period in which any shares of Series J Preferred Stock remain outstanding. Dividends are payable in cash; provided, however, that the Company may, at its sole option, elect to pay any dividend in kind by issuing to the applicable holders of Series J Preferred Stock additional shares of Series J Preferred Stock having an aggregate stated value equal to the amount of the dividend then due (each such payment, a “PIK Dividend”). If the Company elects to pay a PIK Dividend, the stated value of the holder of Series J Preferred Stock’s Series J Preferred Stock shall be increased by the amount of such PIK Dividend, or the Company will issue additional shares of Series J Preferred Stock to the holder of Series J Preferred Stock reflecting such PIK Dividend. If, on a Dividend Payment Date, dividends on the Series J Preferred Stock have not been declared and paid in full, such unpaid dividends shall continue to accrue daily from and after the initial Dividend Payment Date and will compound on a semi-annual basis at the applicable rate for the Series J Preferred Stock on each subsequent Dividend Payment Date until paid in full.

Pursuant to the Series J Certificate of Designations, the Company is required to hold a meeting of its stockholders not later than July 26, 2026, to seek approval under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the JDA pursuant to the terms of the Series J Preferred Stock.

Except as expressly set forth in the Series J Certificate of Designations or as otherwise required by law, the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Series J Preferred Stock do not have any voting rights prior to the conversion thereof into shares of Common Stock; provided, however, that upon any such conversion of the Series J Preferred Stock into shares of Common Stock, the holders of such converted shares shall be entitled to full voting rights as holders of Common Stock.

The issuance of the Series J Preferred Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Kopin has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

There is no established public trading market for the Series J Preferred Stock and the Company does not intend to list the Series J Preferred Stock on any national securities exchange or nationally recognized trading system.

Private Placement

On April 27, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 21,500 shares of the Company’s newly-designated Series K Convertible Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share (“Stated Value”), initially convertible into up to 8,565,737 shares of the Company’s Common Stock at an initial conversion price of $2.51 per share (the “Series K Preferred Stock”) and (ii) warrants to acquire up to an aggregate of 8,565,737 shares of Common Stock (the “Series K Warrants”) at an exercise price of $2.51 per share (collectively, the “Private Placement”).

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series K Preferred Stock and Series K Warrants were offered and sold without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on April 29, 2026 (the “Closing Date”). The aggregate gross proceeds from the Private Placement are expected to be $21,500,000. The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the applicable parties to the Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, the Purchase Agreement requires the Company to hold a meeting of its stockholders not later than June 26, 2026, to seek approval for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Series K Preferred Stock and the applicable Series K Warrants (the “Stockholder Approval” and the date on which such Stockholder Approval is received, the “Stockholder Approval Date”).

In connection with the Private Placement, pursuant to an engagement letter, dated as of April 23, 2026 (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”), the Company engaged GPN to act as placement agent in connection with the Private Placement, pursuant to which, the Company agreed to (i) pay GPN a cash fee equal to 8% of the gross proceeds of the Private Placement (including any cash proceeds realized by the Company from the exercise of any outstanding warrants of the Company), (ii) reimbursement and payment of certain expenses up to $10,000, and (iii) issue GPN on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 8% of the aggregate number of shares of Common Stock initially underlying the Series K Preferred Stock issued in the Private Placement, including upon exercise of any outstanding warrants of the Company, with terms identical to the Series K Warrants.

Series K Preferred Stock

The terms of the Series K Preferred Stock are as set forth in the Certificate of Designations of the Series K Convertible Preferred Stock, attached hereto as Exhibit 3.2 to this Current Report on Form 8-K (the “Series K Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on April 27, 2026. All shares of capital stock of the Company rank junior to shares of the Series K Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The shares of Series K Preferred Stock are convertible into shares of Common Stock (the “Series K Conversion Shares”) at the election of the holder at any time at an initial conversion price of $2.51 per share (the “Series K Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like and dilutive issuances (in each case, subject to certain exceptions).

The holders of the Series K Preferred Stock are entitled to dividends of 7% per annum (“Dividends”), compounded each calendar quarter, which are payable in arrears (i) on the first trading day of each calendar quarter (each, a “Dividend Date”), with the first Dividend Date being July 1, 2026, in cash out of funds legally available therefor; provided that a holder of the Series K Preferred Stock and the Company may mutually agree to convert any Dividends into shares of Common Stock at a price to be mutually determined by the Company and such holder, which shall not be less than the lower of (x) $0.502, which was 20% of the “Minimum Price” (as defined in Rule 5635 of the Nasdaq Stock Market) on the date of the Purchase Agreement and (y) 20% of the “Minimum Price” (as defined in Rule 5635 of the Nasdaq Stock Market) on the Stockholder Approval Date, in each case, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events, or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Capital Market (the “Floor Price”).

The holders of the Series K Preferred Stock are entitled to vote with holders of the Common Stock on an as-converted basis, with the number of votes to which each holder of Series K Preferred Stock is entitled to be calculated assuming a conversion price of $2.51 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series K Certificate of Designations.

The Series K Certificate of Designations includes certain Triggering Events (as defined in the Series K Certificate of Designations), including, among other things, the suspension from trading or the failure of the Company’s Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and the Company’s failure to pay any amounts due to the holders of the Series K Preferred Stock when due. Upon the occurrence and during the continuance of a Triggering Event, the Series K Preferred Stock accrue dividends at the rate of 15% per annum. In addition, in connection with a Triggering Event, each holder of Series K Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series K Preferred Stock at a premium set forth in the Series K Certificate of Designations. Further, upon a Triggering Event, a holder of the Series K Preferred Stock, at such holder’s option, by delivery of a notice of conversion (“Triggering Event Conversion Notice”) to the Company, convert all, or any number of shares of Series K Preferred Stock held by such holder into shares of Common Stock at a price equal to the lowest of (i) the applicable Series K Conversion Price as in effect on the applicable date of conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest volume weighted average price of the Common Stock of any trading day during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Triggering Event Conversion Notice.

Notwithstanding the foregoing, the Company’s ability to settle conversions using shares of Common Stock is subject to certain limitations set forth in the Series K Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, a holder of shares of Series K Preferred Stock may not convert any portion of such holder’s shares of Series K Preferred Stock to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after conversion, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.

The Company is subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series K Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters. In addition, the Company is required to, from the Closing Date until the date on which less than 1,050 shares of the Company’s Series I Preferred Stock are outstanding, at all times, maintain unencumbered, unrestricted cash and cash equivalents on hand in amount equal to at least 20% of the aggregate stated value of the Series I Preferred Stock then outstanding.

There is no established public trading market for the Series K Preferred Stock and the Company does not intend to list the Series K Preferred Stock on any national securities exchange or nationally recognized trading system.

Series K Warrants

The Series K Warrants will be exercisable for shares of Common Stock (the “Series K Warrant Shares”) immediately, at an exercise price of $2.51 per share and expire five years from the date of issuance. The exercise price of each Series K Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like and dilutive issuances (in each case, subject to certain exceptions). There is no established public trading market for the Series K Warrants and the Company does not intend to list the Series K Warrants on any national securities exchange or nationally recognized trading system.

A holder of the Series K Warrants may not exercise any portion of such holder’s Series K Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

Registration Rights

The Series K Preferred Stock, the Series K Conversion Shares, the Series K Warrants and the Series K Warrant Shares have not been registered under the Securities Act.

In connection with the Purchase Agreement, on April 27, 2026, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated, among other things, to (A) file a resale registration statement (the “Registration Statement”) with the SEC to register for resale promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, the sum of (i) 200% of the maximum number of Series K Conversion Shares issuable upon conversion of the Series K Preferred Stock ((x) assuming for purposes hereof that the shares of Series K Preferred Stock are convertible at the Floor Price and (y) any such conversion shall not take into account any limitations on the conversion of the Series K Preferred Stock set forth in the Series K Certificate of Designations) and (ii) 200% of the maximum number of Series K Warrant Shares issuable upon exercise of the Series K Warrants ((x) assuming for purposes hereof that such Series K Warrants will be exercised at the initial exercise price as set forth in such Series K Warrants and (y) any such exercise shall not take into account any limitations on the exercise of such Series K Warrants as set forth therein), in each case subject to the adjustments set forth in the Series K Certificate of Designations and Series K Warrants, (B) have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement and as may be amended from time to time), and (C) maintain the registration until the earlier of (x) the date on which the holders of the Series K Preferred Stock or Series K Warrants may sell their Series K Conversion Shares or Series K Warrant Shares without restriction pursuant to Rule 144 under the Securities Act, and (y) the date on which such holders no longer hold any Series K Conversion Shares or Series K Warrant Shares. The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Series K Certificate of Designations, the Series K Warrant, and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.3, 3.2, 4.1 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Amendments and Warrants

On April 27, 2026, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment Agreement (the “Series H-7 Omnibus Amendment”) with the Required Holders (as defined in the Certificate of Designations of the Series H-7 Convertible Preferred Stock (the “Series H-7 Certificate of Designations”), pursuant to which, the Required Holders agreed to amend and restate the Series H-7 Certificate of Designations by filing an Amended and Restated Certificate of Designations of the Series H-7 Preferred Stock (the “Amended and Restated Series H-7 Certificate of Designations”) with the Secretary of State of the State of Delaware. The Amended and Restated Series H-7 Certificate of Designations (i) extends the maturity date of the Series H-7 Convertible Preferred Stock to October 27, 2027, and (ii) removes the amortization payments and related terms and covenants.

On April 27, 2026, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment Agreement (the “Series I Omnibus Amendment” and together with the Series H-7 Omnibus Amendment, the “Omnibus Amendments”) with the Required Holders (as defined in the Certificate of Designations of the Series I Convertible Preferred Stock (the “Series I Certificate of Designations”), pursuant to which, the Required Holders agreed to amend and restate the Series I Certificate of Designations by filing an Amended and Restated Certificate of Designations of the Series I Preferred Stock (the “Amended and Restated Series I Certificate of Designations”) with the Secretary of State of the State of Delaware. The Amended and Restated Series I Certificate of Designations (i) extends the maturity date of the Series I Convertible Preferred Stock to October 27, 2027, and (ii) removes the amortization payments and related terms and covenants.

Pursuant to the Omnibus Amendments, the Company agreed to issue to the Required Holders, warrants to purchase up to an aggregate of 1,000,000 shares of the Company’s Common Stock (the “Waiver Warrants”), pro rata based on the number of shares of Series H-7 Preferred Stock and Series I Preferred Stock held as of the date of the Omnibus Amendments.

The Waiver Warrants will be exercisable for shares of Common Stock immediately, at an exercise price of $5.00 per share and expire five years from the date of issuance. The exercise price of each Waiver Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (in each case, subject to certain exceptions). There is no established public trading market for the Waiver Warrants and the Company does not intend to list the Waiver Warrants on any national securities exchange or nationally recognized trading system.

The foregoing descriptions of the Series H-7 Omnibus Amendment, the Series I Omnibus Amendment, the Amended and Restated Series H-7 Certificate of Designations, the Amended and Restated Series I Certificate of Designations and the Waiver Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.5, 10.6, 3.3, 3.4, and 4.2 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Altucher Consulting Agreement

As previously disclosed, on August 4, 2025, the Company entered into a consulting services agreement (the “Prior Altucher Consulting Agreement”) with James Altucher and Z-List Media, Inc. (the “Prior Consultants”), pursuant to which, the Prior Consultants agreed to provide certain consulting services to the Company.

On April 27, 2026, the Company and the Prior Consultants agreed to amend and restate the Prior Altucher Consulting Agreement by entering into an amended and restated consulting services agreement (the “Altucher Consulting Agreement”) by and between the Company and JD Advisors, LLC, an affiliate of the Prior Consultants (the “Consultant”). Pursuant to the Altucher Consulting Agreement, the Consultant agreed to provide certain consulting services to the Company, including but not limited to: contributing to product development and roadmap decisions, leading and advising on marketing strategy, branding and go-to-market execution, assisting with recruiting, hiring and team-building efforts, managing and guiding social media presence and communications and supporting general management initiatives across the business and any other consulting or advisory services which the Company reasonably requests that the Consultant provide to the Company. The Altucher Consulting Agreement has a term of two years unless earlier terminated pursuant to the terms of the Altucher Consulting Agreement or upon the mutual written consent of the Company and the Consultant in accordance with the terms of the Altucher Consulting Agreement.

Pursuant to the Altucher Consulting Agreement, and subject to the Consultant entering into a warrant cancellation agreement for the purpose of cancelling previously issued warrants to purchase up to 900,000 shares of Common Stock under the Prior Altucher Consulting Agreement, the Company will issue to the Consultant warrants to purchase up to an aggregate of 900,000 shares of Common Stock, consisting of: (i) a warrant to purchase up to 300,000 shares of Common Stock at an exercise price of $3.00 per share, which are immediately exercisable upon issuance (the “First Tranche Warrant”), (ii) a warrant to purchase up to 200,000 shares of Common Stock at an exercise price of $6.00 per share, which will be exercisable six months from the date of issuance (the “Second Tranche Warrant”), (iii) a warrant to purchase up to 200,000 shares of Common Stock at an exercise price of $9.00 per share (the “Third Tranche Warrant”), which will be exercisable twelve months from the date of issuance, and (iv) a warrant to purchase up to 200,000 shares of Common Stock at an exercise price of $12.00 per share (the “Fourth Tranche Warrant” and together with the First Tranche Warrant, the Second Tranche Warrant and the Third Tranche Warrant, the “Consultant Warrants”), which will be exercisable eighteen months from the date of issuance, in each case, with each Consultant Warrant subject to exercisability, forfeiture and such other terms as set forth therein and will have a term of five years from the date of the applicable issuance.

The Consultant Warrants and shares issuable upon exercise of such Consultant Warrants were issued pursuant to an exemption from registration requirements of the Securities Act. There is no established public trading market for the Consultant Warrants and the Company does not intend to list the Consultant Warrants on any national securities exchange or nationally recognized trading system.

The foregoing descriptions of the Altucher Consulting Agreement and the Consultant Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Altucher Consulting Agreement and Form of Consultant Warrant, copies of which are filed as Exhibits 10.7 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Rights Agreement

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 1, 2025, on July 31, 2025, the Board declared a dividend of one preferred share purchase right for each outstanding share of Company Stock (as defined in the Rights Agreement (as defined below)) pursuant to the terms of that certain Rights Agreement, dated as of July 31, 2025, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Equiniti Trust Company LLC, as rights agent (the “Rights Agent”).

On April 27, 2026, the Company entered into that certain Amendment to Rights Agreement, by and between the Company and the Rights Agent (the “Rights Amendment”), to amend the definition of “Exempt Person” under the Rights Agreement to include any person that the Board has determined in good faith to be deemed an “Exempt Person” by adopting resolutions waiving the applicability of the Rights Agreement to such person. On April 27, 2026, the Board adopted such resolutions in connection with the transactions contemplated by the JDA, including the issuance of the Series J Preferred Stock, accordingly, the Rights Agreement does not apply to Kopin or any of its affiliates or any future acquiror of Kopin in connection with the transactions contemplated by the JDA or the other transaction agreements entered into in connection therewith.

The foregoing descriptions of the Rights Amendment, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, the form of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement, the transactions contemplated by the JDA, including the issuance of the Series J Preferred Stock, the issuance of the Waiver Warrants and the issuance of the Consultant Warrants are incorporated herein by reference.

In connection with the issuance of the Series K Preferred Stock and Series K Warrants in the Private Placement, the securities of the Company issued or issuable pursuant to the JDA, the Waiver Warrants and the Consultant Warrants described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2026 (the “Board Approval Date”), the Board of the Company approved grants to Joshua Silverman, the Company’s Chief Executive Officer, subject to the stockholder approval of an amendment to the Company’s Long-Term Incentive Plan (as amended, the “Plan”) increasing the authorized share limit under the Plan (the “Incentive Plan Authorized Share Stockholder Approval”), consisting of (i) restricted shares of Common Stock equal to an aggregate value of $900,000, calculated as of the Board Approval Date (the “RSA Award”), vesting (i) 25% as of the date of the Incentive Plan Authorized Share Stockholder Approval (the “Incentive Plan Approval Date”), (ii) 25% on June 30, 2026, (iii) 25% on September 30, 2026, and (iv) 25% on December 31, 2026, provided Mr. Silverman continues to provide services to the Company through the applicable vesting date and subject to the terms and conditions of the Plan.

On the Board Approval Date, the Board of the Company also approved grants to each of Sebastian Giordano, Zvi Joseph, Greg Schiffman, and Wayne Walker, each a director of the Company (the “Directors”), of stock options to acquire the number of shares of Common Stock equal to an aggregate value of $338,000 or, $84,500 each, as of the Board Approval Date, utilizing the black-scholes valuation method to calculate the applicable number of shares on such date with an exercise price equal to the fair market value of the Company’s Common Stock on the Incentive Plan Approval Date (the “Director Stock Options”). The Director Stock Options will be issued on the Incentive Plan Approval Date and will be issued pursuant to, and be subject to the terms and conditions of, the Plan. The Director Stock Options will vest (a) 25% as of the Incentive Plan Approval Date; (b) 25% on June 30, 2026; (c) 25% on September 30, 2026; and (d) 25% on December 31, 2026, provided the Director continues to provide services to the Company through the applicable vesting date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2026, the Company filed a Certificate of Amendment to the Company’s Charter (the “Certificate of Amendment”) to change the name of the Company from “StableX Technologies, Inc.” to “Fabric.AI, Inc.,” effective as of 12:01 Eastern Time on April 28, 2026 (the “Name Change”). In addition, effective before the open of market trading on April 29, 2026, the Company’s Common Stock will cease trading under the ticker symbol “SBLX” and will begin trading on the Nasdaq Stock Market under the ticker symbol “FABC”.

The Name Change does not affect the rights of the Company’s security holders. There will be no change to the Company’s CUSIP in connection with the Name Change.

Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to complete the Name Change or to approve or effect the Certificate of Amendment. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.5 and is incorporated by reference herein.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.08. Shareholder Director Nominations.

On April 27, 2026, the Board determined that the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) will be held on Friday, June 12, 2026. The time and location of the 2026 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting to be filed with the Securities and Exchange Commission.

Due to the fact that the date of the 2026 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2025 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary at 1185 Avenue of the Americas, New York, NY 10036, Attention: Secretary, on or before the close of business on May 8, 2026, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2026 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s amended and restated Bylaws (“Bylaws”), stockholders of the Company who wish to bring business before the 2026 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all information specified in the Company’s Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on May 8, 2026. Any such proposal must meet the requirements set forth in the Company’s Bylaws in order to be brought before the 2026 Annual Meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by May 8, 2026, which is the 10th calendar date following the date hereof.

Item 7.01 Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing, among other things, its strategic pivot from its prior digital asset treasury strategy to AI infrastructure, including the development of a suite of fabless semiconductor technologies, the JDA, Private Placement and Name Change. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series J Preferred Stock of Fabric.AI, Inc.
3.2	Certificate of Designation of Series K Preferred Stock of Fabric.AI, Inc.
3.3	Amended and Restated Certificate of Designation of Series H-7 Preferred Stock of Fabric.AI, Inc.
3.4	Amended and Restated Certificate of Designation of Series I Preferred Stock of Fabric.AI, Inc.
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Fabric.AI, Inc.
4.1	Form of Series K Warrant.
4.2	Form of Waiver Warrant.
4.3	Form of Consultant Warrant.
4.4	Amendment to Rights Agreement, dated as of April 27, 2026, by and between the Company and Equiniti Trust Company, LLC.
10.1	Joint Development and License Agreement, dated April 27, 2026, by and between the Company and Kopin Corporation
10.2	Commercial Supply Agreement, dated April 27, 2026, by and between the Company and Kopin Corporation
10.3	Form of Securities Purchase Agreement, dated April 27, 2026, by and among the Company and the investors signatory thereto.
10.4	Form of Registration Rights Agreement dated April 27, 2026, by and among the Company and the investors signatory thereto.
10.5	Form of Series H-7 Omnibus Waiver, Consent, Notice and Amendment Agreement, dated April 27, 2026, by and among the Company and the investors signatory thereto.
10.6	Form of Series I Omnibus Waiver, Consent, Notice and Amendment Agreement, dated April 27, 2026, by and among the Company and the investors signatory thereto.
10.7	Amended and Restated Consulting Services Agreement, dated April 27, 2026, by and between the Company and JD Advisors, LLC.
99.1	Press Release, Dated April 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2026	Fabric.AI, Inc.

	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chief Executive Officer